                                   Form 8-K

                                CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):

                              November 17, 2000

                         CITIZENS & NORTHERN CORPORATION
            (Exact name of registrant as specified in its charter)

        Pennsylvania                  000-16084                 23-2451943
-----------------------------  ------------------------    --------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


                  90-92 Main Street
                 Wellsboro, PA 16901                              16901
       ----------------------------------------                 ----------
       (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:  (570) 724-3411
                                                     --------------

                               N/A
                               ---
(Former name or former address, if changed since last report)

Item 5.   Other Events

     As reported on Citizens & Northern Corporation's Current Report on Form 8-K filed June 27, 2000, on June 22, 2000, Citizens & Northern Corporation ("Citizens") and Peoples Ltd. ("Peoples") announced the signing of a definitive agreement to merge (the "Merger").

     As further reported in Citizen's Current Report on Form 8-K filed June 27, 2000, on June 23, 2000, Citizens and Peoples entered into a stock option agreement granting Citizens the option to purchase up to 19.9% of Peoples.

     At a November 17, 2000 special meeting, Peoples stockholders voted not to approve the Merger.

     By letter dated November 21, 2000 and received by certified mail on November 24, 2000, Citizens was notified of the determination by Peoples' Board of Directors to terminate both the merger agreement and the stock option agreement.

     Under the terms of the Merger, Peoples stockholders would have received
2.5 shares of Citizens common stock for each Peoples share owned as of the effective time of the Merger. The Merger was intended to be a tax-free exchange of common stock and was to be accounted for as a "pooling of interests." The Board of Directors of each of Citizens and Peoples had approved the Merger unanimously.

     The Board of Directors of Citizens & Northern Bank would have included two current members of the Peoples State Bank of Wyalusing, Pa. board. Peoples would also have gained two board seats on the Citizens Board of Directors.

Item 7   Exhibits

2.1 Agreement and Plan of Merger dated June 22, 2000 by and between Citizens and Peoples. (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K of Citizens filed on June 27, 2000)

2.2 Stock Option Agreement dated June 23, 2000 by and between Citizens and Peoples. (incorporated by reference to Exhibit 2.2 of Current Report on Form 8-K of Citizens filed on June 27, 2000)

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                             CITIZENS & NORTHERN CORPORATION


                                             By: /s/ Craig G. Litchfield
                                                -------------------------------
                                                Name: Craig G. Litchfield
                                                Title:  Chairman, President and
                                                        Chief Executive Officer

Date:  November 28, 2000